EXHIBIT (a)(5)

EATON VANCE SPECIAL INVESTMENT TRUST

Amended and Restated

Establishment and Designation of Series of Shares

of Beneficial Interest, Without Par Value

The undersigned, being a duly authorized officer of Eaton Vance Special Investment Trust (the “Trust”), hereby certifies that a majority of the Trustees of the Trust have approved this amendment to the Trust’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) to establish and designate Class R and Class R6 shares of Eaton Vance Bond Fund (“Bond Fund”), an existing series of the Trust effective November 10, 2014, and to establish and designate the following additional series of the Trust and classes thereof effective November 3, 2014, in accordance with the provisions of the Trust’s Declaration of Trust dated September 27, 1993, as amended:

Eaton Vance Bond Fund II – Class A, Class C and Class I

The foregoing series shall be in addition to the currently existing series of the Trust and classes thereof (including Bond Fund’s Class R and Class R6 shares) listed in Appendix A (all such series, the “Funds”).  The relative rights and preferences of each of the Funds and each class thereof are as follows:

1.

The rights and preferences of each Fund and designated class thereof shall be as set forth in the Declaration of Trust.  In addition, investment objective, investment policies, purchase price, right of redemption, dividend rights and conversion rights of each Fund and any class thereof shall be as set forth in its registration statement, as amended, filed with the Securities and Exchange Commission.

2.

The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or class now or hereafter created, or to otherwise change the special and relative rights of any such Fund or class, and to terminate or add a Fund or class as provided in the Declaration of Trust.

3.

Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts.  The Trustees may also at any time sell and convert into money all the assets of any Fund.  Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares.  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided herein, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

IN WITNESS WHEREOF and in accordance with the provisions of Section 8.4 of Article VIII of the Declaration of Trust, the undersigned has executed this instrument on October 30, 2014.

/s/ Maureen A. Gemma

Maureen A. Gemma

Secretary to the Trust

Appendix A

Designated Share Classes
Funds	A	B	C	I	Investor	Institutional	R	R6
Eaton Vance Balanced Fund	X	X	X	X
Eaton Vance Bond Fund	X		X	X			X	X
Eaton Vance Bond Fund II	X		X	X
Eaton Vance Commodity Strategy Fund	X		X	X
Eaton Vance Dividend Builder Fund	X		X	X
Eaton Vance Greater India Fund	X	X	X	X
Eaton Vance Growth Fund (formerly Eaton Vance Large-Cap Growth Fund)	X	X	X	X			X
Eaton Vance Hedged Stock Fund (formerly Eaton Vance Risk-Managed Equity Option Fund)	X		X	X
Eaton Vance Investment Grade Income Fund	X			X
Eaton Vance Large-Cap Value Fund	X	X	X	X			X	X
Eaton Vance Real Estate Fund	X			X
Eaton Vance Short Duration Real Return Fund	X		X	X
Eaton Vance Small-Cap Fund	X	X	X	X			X
Eaton Vance Small-Cap Value Fund	X	X	X	X
Eaton Vance Special Equities Fund	X	X	X	X
Parametric Absolute Return Fund			X		X	X

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exhibita5_ex-99za5.doc